UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 2, 2009
WESTERN ALLIANCE BANCORPORATION
(Exact name of registrant as specified in its charter)

Nevada	001-32550	88-0365922

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2700 West Sahara Avenue, Las Vegas, Nevada	89102

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (702) 248-4200

(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 2, 2009, Western Alliance Bancorporation (the “Company”) appointed Susan C. Thompson, CPA, to the position of Senior Vice President and Controller of the Company. On November 10, 2009, Ms. Thompson will assume the position of Principal Accounting Officer. The previous incumbent, Thomas W. Edington, CPA, will assume other responsibilities at the Company effective November 10, 2009.
Ms. Thompson, age 46, is a Certified Public Accountant with over 20 years of experience in banking. Prior to joining the Company, Ms. Thompson served as Senior Vice President and Corporate Controller of Pacific Capital Bancorp from June 2007 to October 2009 and Community West Bancshares from February of 2002 to June of 2007. Ms. Thompson also served as Vice President Finance/Risk Management of Community West Bancshares. From 1983 to 1992 Ms. Thompson worked for Montecito Bank and Trust in a variety of commercial banking operations and management positions. She has also been a Financial Auditor in the Financial Services practice of Deloitte and Touche LLP. Ms. Thompson holds a Bachelor of Science degree from the University of Utah and is a graduate of Pacific Coast Banking School with a degree in Bank Management.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN ALLIANCE BANCORPORATION (Registrant)
Date: November 5, 2009	By:	/s/ Dale Gibbons
Dale Gibbons
Executive Vice President and Chief Financial Officer